Exhibit 3.23

730071014
FILED
MAR 12 1990
22244-22
SECRETARY OF STATE
CERTIFICATE OF INCORPORATION OF
FIBERWEB WASHOUGAL, INC.
* * * * *
FIRST: The name of the Corporation is Fiberweb Washougal, Inc.
SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100, and the par value of each such share is $1.00, amounting in the aggregate to $100.
FIFTH: The name and mailing address of the incorporator are:
Name
Mailing Address
Joanne Katsantonis
McGuire, Woods, Battle & Boothe One James Center 901 East Cary Street Richmond, Virginia 23219
The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.
SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:
Name Mailing Address
David J. McKittrick
James River Corporation of Virginia
P. O. Box 2218
Tredegar Street
Richmond, Virginia 23217

Lawrence S. Morrow
James River Corporation of Virginia
P. O. Box 2218
Tredegar Street
Richmond, Virginia 23217
Robert J. Sherry
James River Corporation of Virginia
P. O. Box 2218
Tredegar Street
Richmond, Virginia 23217
SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.
EIGHTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
NINTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.
(2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.
(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorised by Delaware Law.
(3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.
(4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.
(5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.
TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.
IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of March, 1990.
Joanne Katsantonis - Incorporator
1008.CRT

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 04/17/1998
981146831 – 2224422
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
Fiberweb Washougal, Inc., (the “Corporation”) a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That by unanimous written consent of the Board of Directors of Fiberweb Washougal, a resolution was duly adopted setting for a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting for the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof number “FIRST” so that, as amended said Article shall be and read as follows:
“FIRST: The name of the Corporation is
BBA NONWOVENS WASHOUGAL, INC.”
SECOND: That thereafter, such resolution was presented to the sole stockholder of said Corporation and the written consent of such Sole Stockholder in favor of the amendment was obtained, in accordance with Section 228 of the General Corporation law of the State of Delaware.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Dennis Tavernetti, its President this 8th day of April, 1998.
BY:
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 06/05/2000
001283037 – 2224422
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
BBA Nonwovens Washougal, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BBA Industrial Textiles, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200, and the par value of each share is $1.00, amounting in the aggregate to $200.”
SECOND: That in lieu of a meeting and vote of stockholder, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said BBA Nonwovens Washougal, Inc. has caused this certificate to be signed by Gregory J. Murrer, its Secretary this 1st day of June, 2000.
BBA NONWOVENS WASHOUGAL, INC.
By:
Gregory J. Murrer, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/04/2000
001396761 – 2224422
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
BBA Nonwovens Washougal, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BBA Nonwovens Washougal, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 300, and the par value of each share is $1.00, amounting in the aggregate to $300.”
SECOND: That in lieu of a meeting and vote of stockholder, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said BBA Nonwovens Washougal, Inc. has caused this certificate to be signed by Gregory J. Murrer, its Secretary this 3rd day of August, 2000.
BBA NONWOVENS WASHOUGAL, INC.
By:
Gregory J. Murrer, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/01/2000
001445511 – 2224422
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
BBA Nonwovens Washougal, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BBA Nonwovens Washougal, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 400, and the par value of each share is $1.00, amounting in the aggregate to $400.”
SECOND; That in lieu of a meeting and vote of stockholder, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said BBA Nonwovens Washougal, Inc. has caused this certificate to be signed by Gregory J. Murrer, its Secretary this 22nd day of August, 2000.
BBA NONWOVENS WASHOUGAL, INC.
By:
Gregory J. Murrer, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 11/17/2006
FILED 09:37 AM 11/17/2006
SRV 061055099 – 2224422 FILE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
BBA Nonwovens Washougal, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of BBA Nonwovens Washougal, Inc. be amended by changing the Article thereof number “FIRST” so that, as amended, said Article shall be and read as follows:
“FIRST: The name of the Corporation is Fiberweb Washougal, Inc.”
SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
FOURTH: That this Certificate of Amendment of the Certificate of incorporation shall be effective on November 17, 2006.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its duly authorized officer on this 17th day of November, 2006.
BBA Nonwovens Washougal, Inc.
By:
Name: John Herbst
Office: Secretary